Exhibit 28(d)(1)

INVESTMENT ADVISORY AGREEMENT

INVESTMENT ADVISORY AGREEMENT, dated _____________, 2016, between The Gabelli NextShares Trust, a Delaware statutory trust, on behalf of Gabelli ESG NextShares (the "Trust" and the "Fund", respectively), and Gabelli Funds, LLC (the "Adviser"), a New York limited liability company.

In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

1.            In General

The Trust, on behalf of the Fund, desires to employ and hereby appoints, the Adviser to act as the investment adviser and to oversee administration of all aspects of the Fund’s business and affairs and provide or arrange for others whom it believes to be competent to provide, certain services as specified below. The Adviser accepts the appointment and agrees to furnish the services set forth below for the compensation set forth below. Nothing contained herein shall be construed to restrict the Fund’s right to hire its own employees or contract for administrative services to be performed by third parties, including but not limited to, the calculation of the net asset value of the Fund’s shares.

2.            Duties and obligations of the Adviser with respect to investments of assets of the Fund

(a)          Subject to the succeeding provisions of this paragraph and subject to the direction and control of the Trust’s Board of Trustees, the Adviser shall (i) act as investment adviser for and supervise and manage the investment and reinvestment of the Fund's assets and in connection therewith have complete discretion in purchasing and selling securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund; and (ii) arrange for the purchase and sale of securities and other assets held in the investment portfolio of the Fund.

(b)          In addition to the investment management services provided in paragraph (a) above, the Adviser shall provide, or arrange for the provision of, the following additional services for the Fund: (i) maintaining the Fund's books and records, such as journals, ledger accounts and other records in accordance with applicable laws and regulations to the extent not maintained by the Fund's custodian, transfer agent and dividend disbursing agent; (ii) transmitting purchase and redemption orders for the Fund's shares to the extent not transmitted by the Fund's distributor or others who purchase and redeem shares; (iii) initiating all money transfers to the Fund's custodian and from the Fund's custodian for the payment of the Fund's expenses, investments, dividends and share redemptions; (iv) reconciling account information and balances among the Fund's custodian, transfer agent, distributor, dividend disbursing agent and the Adviser; (v) providing the Fund, upon request, with such office space and facilities, utilities and office equipment as are adequate for the Fund's needs; (vi) preparing, but not paying for, all reports by the Trust, on behalf of the Fund, to its shareholders and all reports and filings required to maintain the registration and qualification of the Fund's shares under federal and state law including periodic updating of the Trust’s registration statement and Prospectus (including its Statement of Additional Information); (vii) supervising the calculation of the net asset value of the Fund's shares; and (viii) preparing notices and agendas for meetings of the Fund's shareholders and the Trust’s Board of Trustees as well as minutes of such meetings in all matters required by applicable law to be acted upon by the Board of Trustees.

(c)          In connection with the Fund operating as a NextShares exchange traded managed fund, the Adviser shall provide, or arrange for the provision of, the following additional services for the Fund, (i) assisting portfolio management in establishing the basket of securities, other instruments and/or cash to be accepted or delivered as consideration for transactions in Fund shares and communicating the basket as needed, (ii) determining the transaction fees to be applicable to transactions in Fund shares and communicating it as needed, (iii) overseeing the calculation of intraday indicative net asset values by an independent third party, and (iv) maintaining a website that is publicly accessible at no charge that contains information about the Fund as required by the SEC exemptive order issued to the Trust and the Adviser.

(d)          In the performance of its duties under this Agreement, the Adviser shall at all times use all reasonable efforts to conform to, and act in accordance with, any requirements imposed by (i) the provisions of the Investment Company Act of 1940, as amended (the "Act"), and of any rules or regulations in force thereunder; (ii) any other applicable provision of law; (iii) the Declaration of Trust and By-Laws of the Trust, as such documents are amended from time to time; (iv) the investment objective, policies and restrictions applicable to the Fund as set forth in the Trust’s Registration Statement on Form N-1A and (v) any policies and determinations of the Board of Trustees of the Trust with respect to the Fund.

(e)          The Adviser will seek to provide qualified personnel to fulfill its duties hereunder and will bear all costs and expenses (including any overhead and personnel costs) incurred in connection with its duties hereunder and shall bear the costs of any salaries or directors fees of any officers or Trustees of the Trust who are affiliated persons (as defined in the Act) of the Adviser. The Trust shall be responsible for the payment of all the Fund's other expenses, including (i) payment of the fees payable to the Adviser under paragraph (4) hereof; (ii) organizational expenses; (iii) brokerage fees and commissions; (iv) taxes; (v) costs, including interest charges, of borrowings; (vi) the cost of liability insurance or fidelity bond coverage for the Fund officers and employees, and Trustees' and officers' errors and omissions insurance coverage; (vii) legal, auditing, and accounting fees and expenses; (viii) charges of the Fund's custodian, sub-custodian, transfer agent and dividend disbursing agent; (ix) the Fund's pro-rata portion of dues, fees and charges of any trade association of which the Trust is a member or seeks to become a member in the future; (x) the expenses of printing, preparing and mailing proxies, share certificates and reports, including the Fund's prospectuses and statements of additional information, and notices to shareholders; (xi) filing fees for the registration or qualification of the Fund and its shares under federal or state securities laws; (xii) the fees and expenses involved in registering and maintaining registration of the Fund's shares with the Securities and Exchange Commission; (xiii) the expenses of holding shareholder meetings; (xiv) salaries and other compensation or expenses, including fees and travel expenses, of any of the Trustees or legal counsel retained for their benefit,, officers or employees who are not affiliated persons of the Adviser; (xv) all expenses of computing the Fund's net asset value per share, including any equipment or services obtained solely for the purpose of pricing shares or valuing the Fund's investment portfolio; (xvi) expenses of personnel performing shareholder servicing functions and all other distribution expenses payable by the Trust; (xvii) if approved by the Board of Trustees, compensation and expenses of the Fund’s chief compliance officer and expenses associated with the Fund’s compliance program; (xviii) litigation and other extraordinary or non-recurring expenses and other expenses properly payable by the Fund; (xix) expenses of the Trust’s securities lending, including any securities lending, including any securities lending agent fees, as governed by a separate securities lending agreement; (xx) expenses associated with listing Fund shares on or more securities exchanges; (xxi) expenses associated with any agent employed by the Fund to calculate intraday indicative net asset value; and (xxii) expenses associated with any pricing or valuation services employed by the Fund to value its investments including primary and comparative valuation services.

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(f)          The Adviser shall give the Fund the benefit of its best judgement and effort in rendering services hereunder, but neither the Adviser nor any of its officers, trustees, employees, agents or controlling persons shall be liable for any act or omission or for any loss sustained by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement; provided, however, that the foregoing shall not constitute a waiver of any rights which the Trust may have which may not be waived under applicable law.

(g)          Nothing in this Agreement shall prevent the Adviser or any trustee, officer, employee or other affiliate thereof from acting as investment adviser for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Adviser or any of its trustees, officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting.

3.            Portfolio Transactions

In the course of the Adviser's execution of portfolio transactions for the Fund, it is agreed that the Adviser shall employ securities brokers and dealers which, in its judgement, will be able to satisfy the policy of the Fund to seek the best execution of its portfolio transactions at reasonable expenses. For purposes of this agreement, "best execution" shall be interpreted in accordance with applicable law as it pertains to the management of registered investment companies by registered investment advisers. Under such conditions as may be specified by the Trust’s Board of Trustees in the interest of its shareholders and to ensure compliance with applicable law and regulations, the Adviser may (a) place orders for the purchase or sale of the Fund's portfolio securities with its affiliates, including Gabelli & Company, Inc.; (b) pay commissions to brokers other than its affiliates which are higher than might be charged by another qualified broker to obtain brokerage and/or research services considered by the Adviser to be useful or desirable in the performance of its duties hereunder and for the investment management of other advisory accounts over which it or its affiliates exercise investment discretion in accordance with Section 28(e) of the Securities Exchange Act of 1934; and (c) consider sales by brokers (other than its affiliated distributor) of shares of the Fund and any other registered investment company for which it or its affiliates act as investment adviser, as a factor in its selection of brokers and dealers for the Fund's portfolio transactions.

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4.            Compensation of the Adviser

(a)          Subject to paragraph 2(b), the Trust agrees to pay to the Adviser out of the Fund's assets and the Adviser agrees to accept as full compensation for all services rendered by or through the Adviser (other than any amounts payable to the Adviser pursuant to paragraph 4(b)) a fee computed daily and payable monthly in an amount equal on an annualized basis to 1.00% of the Fund's daily average net asset value. For any period less than a month during which this Agreement is in effect, the fee shall be pro-rated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.

(b)          For purposes of this Agreement, the net assets of the Fund shall be calculated pursuant to the procedures adopted by resolutions of the Trustees of the Trust for calculating the net asset value of the Fund's shares.

5.            Indemnity

(a)          The Trust hereby agrees to indemnify the Adviser and the Adviser's trustees, officers, employees, and agents (including any individual who serves at the Adviser's request as trustee, officer, partner, trustee or the like of another corporation) and controlling persons of them (the such person being an "indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgements, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable corporate law) reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth above in this paragraph or thereafter by reason of his having acted in any such capacity, except with respect to any matter as to which such indemnitee shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust and furthermore, in the case of any criminal proceeding, so long as he has no reasonable cause to believe that the conduct was unlawful, provided, however, that (1) no indemnitee shall be indemnified hereunder against any liability to the Trust or its shareholders or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, (iv) reckless disregard of the duties involved in the conduct of such indemnitee's position (the conduct referred to in such clauses (i) through (v) being sometimes referred to herein as "disabling conduct"), (2) as to any matter disposed of by settlement or a compromise payment by such indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the Trust and that such indemnitee appears to have acted in good faith in the reasonable belief that its action was in the best interest of the Trust and did not involve disabling conduct by such indemnitee and (3) with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee was authorized by a majority of the full Board of the Trust. Notwithstanding the foregoing, the Trust shall not be obligated to provide any such indemnification to the extent such provision would waive any right which the Trust cannot lawfully waive.

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(b)          The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation of the indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Trust unless it is subsequently determined that such indemnitee is entitled to such indemnification and if the Trustees of the Trust determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the indemnitee shall provide a security for such indemnitee's undertaking, (B) the Trust shall be insured against losses arising by reason of any lawful advances, or (C) a majority of a quorum of Trustees of the Trust who are not "interested persons" of the Trust (as defined in Section 2(a)(19) of the Act) nor parties to the proceeding ("Disinterested Non-Party Trustees") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

(c)          All determinations with respect to indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such indemnitee is not liable by reason of disabling conduct or, (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-Party Trustees of the Trust, or (ii) if such a quorum is not obtainable or even, if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion.

The rights accruing to any indemnitee under these provisions shall not exclude any other right to which such indemnitee may be lawfully entitled.

6.            Duration and Termination

This Agreement shall become effective upon the date hereof and shall continue in effect for a period of two years and thereafter from year to year, but only so long as such continuation is specifically approved at least annually in accordance with the requirements of the Act.

This Agreement may be terminated by the Adviser at any time without penalty upon giving the Trust sixty days' written notice (which notice may be waived by the Trust) and may be terminated by the Trust at any time without penalty upon giving the Adviser sixty days' notice (which notice may be waived by the Adviser), provided that such termination by the Trust shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by vote of the holders of a "majority of voting securities" (as defined in the Act) of the Fund at the time outstanding and entitled to vote. This Agreement shall terminate automatically in the event of its assignment (as "assignment" is defined in the Act and the rules thereunder).

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It is understood and hereby agreed that the word “Gabelli” is the property of the Adviser for copyright and other purposes. The Trust further agrees that the word “Gabelli” in its name is derived from the name of Mario J. Gabelli and such name may freely be used by the Adviser for other investment companies, entities or products. The Trust further agrees that, in the event that the Adviser shall cease to act as investment adviser to the Fund, the Fund shall promptly take all necessary and appropriate action to change its name to names which do not include the word “Gabelli”; provided, however, that the Fund may continue to use the word “Gabelli” if the Adviser consents in writing to such use.

The Adviser represents that it has entered into an agreement permitting the use of all necessary licenses and intellectual property required for the Fund to use the “NextShares” name.

7.            Notices

Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

8.            Governing Law

This Agreement shall be construed in accordance with the laws of the State of New York for contracts to be performed entirely therein and in accordance with the applicable provisions of the Act.

9.            No Third Party Beneficiaries

Nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.          Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

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IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.

THE GABELLI Nextshares trust, on behalf of gabelli Esg nextshares

By:
Name:
Title:

GABELLI FUNDS, LLC

By:
Name:
Title:

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